UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Sections 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Preliminary Information Statement
☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential,For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Refac

(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on March 30, 2004

REFAC

One Bridge Plaza

Suite 605

Fort Lee, New Jersey 07024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 7, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Refac, a Delaware corporation, will be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Friday, May 7, 2004, at 10:00 a.m., Eastern time, for the following purposes:

1.	To elect three Class 2 directors, each to hold office for a term of 3 years; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL PRESENTED IN THIS PROXY STATEMENT.

The Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

A copy of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 is enclosed.

To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors RAYMOND A. CARDONNE, JR. Secretary

REFAC

One Bridge Plaza

Suite 605

Fort Lee, New Jersey 07024

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—MAY 7, 2004

This Proxy Statement is furnished by the Board of Directors (the “Board”) of Refac, a Delaware corporation (“Refac” or the “Corporation”). The Proxy Statement is being sent to stockholders of Refac (i) in connection with the solicitation of proxies by the Corporation’s Board on behalf of the Corporation to be used at the Annual Meeting of Stockholders of the Corporation to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Friday, May 7, 2004, at 10:00 a.m., Eastern time. The Corporation’s offices are located at One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to the Corporation’s stockholders on or about April 5, 2004. A copy of the Corporation’s Annual Report to Stockholders for the year ended December 31, 2003 is also enclosed.

You are requested to complete, date and sign the accompanying proxy and return it to the Corporation in the enclosed envelope. The proxy relates to the election of three Class 2 directors at the Annual Meeting. The proxy may be revoked at any time before it is exercised by written notice to the Corporation bearing a later date than the date on the proxy and any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. The Corporation may solicit proxies in person, by mail, telephone, facsimile, e-mail or other similar means. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the nominees for directors set forth below.

The Board has fixed the close of business on March 26, 2004 as the record date (the “Record Date”) for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, there were 6,993,393 outstanding shares of common stock, par value $.001 per share (“Common Stock”), of the Corporation entitled to vote at the meeting, the holders of which are entitled to one vote per share.

The presence, in person or by proxy, at the meeting of the holders of 55% of the shares of Common Stock issued and outstanding and entitled to vote will constitute a quorum. A plurality of the votes of the shares of Common Stock present at the meeting will be necessary for the election of directors of the Corporation. Under applicable Delaware law, in tabulating votes, abstentions (including broker non-votes) will be disregarded and will have no effect on the outcome of the vote.

On February 28, 2003, the Corporation completed a merger (the “Merger”) with a wholly-owned subsidiary of Palisade Concentrated Equity Partnership, L.P. (“Palisade”). After the Merger, Palisade owned 2,837,000 shares or approximately 80% of the shares of the outstanding Common Stock. For each share of the Corporation’s common stock, par value $.10 per shares (“Old Refac Common Stock”), owned immediately prior to the effective time of the Merger, stockholders received (i) $3.60 in cash, (ii) 0.2 shares of Common Stock and (iii) the right (the “Payment Right”) to sell the share of Common Stock to the Corporation for a price which will depend upon the Corporation’s liquid distributable assets (“LDA”) as of June 30, 2005. The funds required by Palisade to complete the Merger and to pay the related fees and expenses aggregated approximately $13,400,000. The Corporation reimbursed Palisade for $125,000 of its legal expenses incurred in connection with the Agreement and Plan of Merger, dated as of August 19, 2002, by and among Refac, Palisade and a wholly-owned subsidiary of Palisade (the “Merger Agreement”). The remaining $13,275,000 of financing came from Palisade’s committed capital, which was contributed to Palisade by its limited partners. The Payment Right will be paid by the Corporation.

On March 28, 2003, the Corporation entered into a stock purchase agreement with Palisade, which closed on May 19, 2003. Pursuant thereto, Palisade acquired an additional 3,469,387 shares of Common Stock, at a price of $4.90 per share, or an aggregate price of approximately $17 million. Following the completion of the stock purchase transaction, Palisade now owns approximately 90% of the Corporation’s outstanding shares. The purpose of the stock purchase transaction was to provide the Corporation with additional capital for making acquisitions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows: (i) the number of shares of Common Stock that each of the Corporation’s directors and executive officers beneficially owned, or had the right to acquire beneficial ownership of as of, or within sixty days after, March 23, 2004; and (ii) the percentage of the outstanding shares of Common Stock that such ownership constitutes. Messrs. Bolton and Newman, who are new nominees, do not beneficially own any Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Palisade Capital Management, LLC	6,306,387	(1)	90.18%
Raymond A. Cardonne, Jr.	14,083	(2)	*
Clark A. Johnson	8,666	(3)	*
Mark S. Hoffman	6,306,647	(4)	90.18%
Mark N. Kaplan	11,231	(3)	*
Melvin Meskin	13,333	(5)	*
Jeffrey D. Serkes	10,000	(6)	*
Robert L. Tuchman	59,517	(7)	*
Officers and Directors as a Group (7 persons)	6,423,479	(8)	90.81%

*	Represents less than 1% of the outstanding shares.
(1)	Based upon the Schedule 13D filed with the Securities and Exchange Commission by Palisade Concentrated Equity Partnership, L.P. (“Palisade”) and Palisade Capital Management, LLC (“PCM”), on February 12, 2004 such entities beneficially owned in the aggregate 6,306,387 shares of Common Stock or 90.18% of the Corporation’s outstanding shares. PCM and Palisade are both located at One Bridge Plaza, Suite 695, Fort Lee, New Jersey 07024. Palisade is a private equity partnership managed by PCM, an investment advisory firm.
On February 28, 2003, the Corporation completed a merger (the “Merger”) with a wholly-owned subsidiary of Palisade. Palisade acquired its ownership position as a result of the Merger and a subsequent additional cash investment.
(2)	Includes 13,500 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(3)	Includes 6,666 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(4)	Includes 6,306,387 shares beneficially owned by PCM, of which Mr. Hoffman is a managing director. Mr. Hoffman disclaims ownership of such shares
(5)	Includes 13,333 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(6)	Includes 10,000 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(7)	Includes 28,333 shares of Common Stock which may be acquired upon the exercise of options which are exercisable immediately.
(8)	Includes an aggregate of 80,500 shares of Common Stock which such persons may acquire upon the exercise of options, which are exercisable immediately or within sixty days, and 6,306,387 shares beneficially owned by PCM, of which Mr. Hoffman is a managing director. Mr. Hoffman disclaims beneficial ownership of such shares.

PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

The Corporation’s by-laws, as amended in connection with the Merger, provide that the Board is divided into three classes: Class 1 directors, Class 2 directors and Class 3 directors. The members of one of the three classes of directors are elected each year for a three-year term. The stockholders will elect three Class 2 directors at the meeting to serve for a three-year term expiring at our annual meeting of stockholders in 2007 or until their respective successors have been elected and qualified, or until the earliest of their death, resignation or retirement. The Board is currently comprised of six directors. The number of directors will be increased to eight should all three nominees be elected at the Annual Meeting.

NOMINEES FOR ELECTION AS CLASS 2 DIRECTORS

Unless instructed otherwise, the proxies named on the enclosed proxy card intend to vote the shares of Common Stock that they represent to elect the following persons as Class 2 directors:

EUGENE K. BOLTON—Mr. Bolton, age 60, is being nominated for the first time to join the Board. He was, until his retirement on February 1, 2004, Executive Vice President—Domestic Equities for GE Asset Management. Mr. Bolton joined the General Electric Company in 1964 in the Medical Systems business and held a variety of line and staff assignments with the company over a 39-year career. In 1984, he was named Chief Financial Officer of what is now GE Asset Management. In 1991, he became responsible for the entire US Equity operation, which he managed until his retirement. He holds a B.A. in Business and Management from Mundlein College. He will serve on the Corporation’s Audit Committee.

MARK S. NEWMAN—Mr. Newman, age 54, is being nominated for the first time to join the Board. He is the Chairman of the Board, President and Chief Executive Officer of DRS Technologies, Inc. (“DRS”), a publicly-traded company and a leading supplier of defense electronics systems to government and commercial customers worldwide. He joined DRS Technologies in 1973, served many years as its Chief Financial Officer, was named a Director in 1988, became President and Chief Executive Officer in 1994, and was elected Chairman of the Board in 1995. Mr. Newman serves as Chairman of the American Electronics Association, a Director of the New Jersey Technology Council and a member of the Board of Governors of the Aerospace Industries Association of America. He holds a Bachelor of Arts degree in Economics from the State University of New York at Binghamton and a Master of Business Administration from Pace University. He is also a C.P.A. In addition to serving as Chairman of the Board of DRS, he is a director and chairman of the audit committee of the following public companies: OptiCare Health Systems, Inc., which is controlled by PCM, and Congoleum Corporation. He will serve on the Corporation’s Audit Committee.

ROBERT L. TUCHMAN—Mr. Tuchman, age 61, has been a director of the Corporation since 1991. He has been the Corporation’s President and Chief Executive Officer since 1997. He also served as the Corporation’s Chairman from 1997 until March 26, 2003, when Melvin Meskin was elected as the non-executive Chairman of the Board. Mr. Tuchman is also the Corporation’s General Counsel and served as its President and Chief Operating Officer from 1991 to 1997.

Election of the directors of the Corporation will require the affirmative vote of a plurality of the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF ITS THREE NOMINEES FOR CLASS 2 DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

Other Directors

Following are the Class 1 and Class 3 directors, whose terms expire in 2006 and 2005, respectively. Accordingly, these directors are not up for re-election at the meeting.

Class 1 Directors Continuing in Office With Terms Expiring at the 2006 Annual Meeting of Stockholders

CLARK A. JOHNSON—Mr. Johnson, age 72, has been a director of the Corporation since 2000. He has been the Chairman of PSS World Medical, Inc., a national distributor of medical equipment and supplies to physicians, hospitals, nursing homes, and diagnostic imaging facilities since October 2000. Mr. Johnson served as Chairman and Chief Executive Officer of Pier 1 Imports from March 1985 to June 1998 and is former Executive Vice President and Director of the Wickes Companies, Inc. He is a director of the following public companies: MetroMedia International Group, Neurologix, Inc., OptiCare Health Systems, Inc., which is controlled by PCM, and PSS World Medical, Inc.

MARK N. KAPLAN—Mr. Kaplan, age 74, has been a director of the Corporation since 1967. He is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP and was a member of such law firm from 1979 to 1998. Mr. Kaplan also serves as a director of the following public companies: American Biltrite Inc., Autobytel, Inc., DRS Technologies, Inc., Grey Global Group Inc., Congoleum Corporation and Volt Information Sciences, Inc.

Class 3 Directors Continuing in Office with Terms Expiring at the 2005 Annual Meeting of Stockholders

MARK S. HOFFMAN—Mr. Hoffman, age 43, became a director of the Corporation on February 28, 2003 as a result of the Merger. Since 1995, Mr. Hoffman has been a Managing Director of PCM, a private investment firm which is an affiliate of Palisade. He is also a director of the following public companies: Neurologix, Inc. and OptiCare Health Systems, Inc., which is controlled by PCM.

MELVIN MESKIN—Mr. Meskin, age 59, became a director of the Corporation on February 28, 2003 as a result of the Merger and non-executive Chairman of the Board on March 26, 2003. He was, until his retirement on December 31, 2001, Vice President-Finance-National Operations for Verizon, the combined Bell Atlantic/GTE telecommunications company. Mr. Meskin joined New York Telephone in 1970 and held a variety of line and staff assignments with the company over a 31-year career. In 1994, he was named Vice President-Finance and treasurer for NYNEX Telecommunications. When Bell Atlantic and NYNEX merged, he was appointed Vice President-Finance and Comptroller of Bell Atlantic. He is a director of, and a consultant to, OptiCare Health Systems, Inc., a public company which is controlled by PCM.

JEFFREY D. SERKES—Mr. Serkes, age 45, became a director of the Corporation on February 28, 2003 as a result of the Merger. Since July 2003, he has been the Senior Vice President and Chief Financial Officer of Allegheny Energy, Inc. From June 2002 until he joined Allegheny Energy, Inc., he was principally engaged in real estate investment and development. From August 1994 to May 2002, Mr. Serkes held a variety of financial management positions for IBM, including: Vice President, Finance, Sales & Distribution from June 1999 to May 2002, Vice President and Treasurer from January 1995 to May 1999 and Assistant Treasurer from August 1994 to December 1994. Prior to joining IBM, Mr. Serkes held a variety of treasury management positions with RJR Nabisco, Inc. He has his MBA from the Rutgers Business School and serves on its Board of Advisers.

American Stock Exchange Listing Requirements

The Corporation’s Common Stock is listed on the American Stock Exchange, which on December 1, 2003, adopted enhanced corporate governance rule changes to its listing requirements. Although these rules now require that a majority of the Board of Directors consist of independent directors and include independence requirements for the nomination of directors and approval of executive compensation committees, these independence provisions do not apply to companies in which more than 50% of the voting power is held by an individual, group or another company. Accordingly, since Palisade holds more than 90% of the Corporation’s voting securities, the Corporation is not subject to these independence rules.

Board Committees

The Board has established and currently maintains as standing committees an Audit Committee and a Compensation Committee. The Corporation does not have a Nominating Committee. The Board does not view it is necessary to have a Nominating Committee since the size of the Board enables all directors to participate in the nominating process.

Audit Committee

The Audit Committee consists of three independent directors as defined by the listing standards of the American Stock Exchange. It meets periodically with the Corporation’s independent auditors to review plans for the audit of the Corporation’s financial statements and the audit results and authorizes, in its sole discretion, the engagement or discharge of the independent auditors and reviews financial statements, accounting policies, tax and other matters for compliance with the requirements of the Financial Accounting Standards Board and government regulatory agencies. Since the closing of the Merger on February 28, 2003, the Audit Committee has consisted of Jeffrey D. Serkes (Chair), Melvin Meskin and Mark N. Kaplan, each of whom was independent, as defined by the American Stock Exchange rules in effect during this time period.

Each of the members of the Audit Committee are “financially sophisticated”, in that such member has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. The Board of Directors has determined that each of the Audit Committee members is financially sophisticated with the meaning of the rules of the American Stock Exchange and is a “financial expert”, as that term is defined under Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

After this Annual Meeting, if elected, Messrs. Bolton and Newman, each of whom meets the audit committee independence standards of the American Stock Exchange rules, will replace Messrs. Meskin and Kaplan on the Audit Committee. Thus, from and after the date of the Annual Meeting, the Corporation’s Audit Committee is expected to meet the independence standards of the American Stock Exchange.

Compensation Committee

This committee administers the executive compensation and benefit plans and grants under such plans. The Compensation Committee consists of Jeffrey D. Serkes (Chair), Mark S. Hoffman and Clark A. Johnson. For further information regarding executive compensation, see “Compensation Committee Report on Executive Compensation,” below.

Meetings of the Board and its Committees

During 2003, seven meetings of the Board were held. During such period, all of the directors attended all of the Board meetings, except for Clark A. Johnson, who attended four meetings. The Audit Committee met one time before the Merger and four times after the Merger. With the exception of the pre-Merger meeting which Mr. Johnson did not attend, all of the committee members attended all of these meetings. The Compensation Committee met three times during 2003 with all members in attendance.

It is the Corporation’s policy that directors are invited and encouraged to attend the Annual Meeting of Stockholders. Seven directors, constituting all of the directors at such point in time, attended the 2003 Annual Meeting of Stockholders.

Directors’ Compensation

Pre-Merger.    Prior to the Merger, each director who was not also an employee of or consultant to the Corporation was paid the sum of $1,000 for each meeting of the Board attended. No additional payments were made with respect to service on or attendance at the meetings of any committee established by the Board. At the time of the Merger, all of the options held by the non-employee directors were granted under the Corporation’s 1998 Stock Incentive Plan (the “1998 Plan”) and were fully vested and exercisable, due in part to the accelerated vesting of certain options in connection with the Merger. On January 23, 2003, the Board adopted an amendment to the 1998 Plan, effective on the closing of the Merger, which provides that the options held by each non-employee director shall continue in effect for the remainder of the terms of such options notwithstanding the termination of such director’s service.

Post-Merger.    After the Merger, the Board adopted a policy of paying annual fixed retainers for Board service to each director who was not also an employee of the Corporation or a member, partner or executive officer of PCM or Palisade. Under this policy, Melvin Meskin, Chairman, received $45,000, Jeffrey D. Serkes, Chairman of the Audit Committee and Compensation Committee received $30,000 and Clark A. Johnson and Mark N. Kaplan each received $15,000 in cash compensation.

On May 19, 2003, the Board also granted to Messrs. Meskin, Serkes, Johnson and Kaplan options to purchase for 40,000, 30,000, 20,000 and 20,000 shares, respectively, at $4.50 per share (fair market value on the date of grant) under its 2003 Stock Incentive Plan. One-third ( 1/3) of these options vested on the date of grant, one-third ( 1/3) will vest on the first anniversary date of the date of grant and the remaining one-third ( 1/3) will vest on the second anniversary date of the date of the grant.

Except as otherwise provided in this Proxy Statement, no director received any other compensation from the Corporation in 2003.

CODE OF ETHICS

The Board has adopted a Code of Ethics for its Senior Financial Officers and the Corporation’s Chief Executive Officer and Chief Financial Officer have signed the code and will be held to the standards outlined. In addition, the Board adopted a Code of Ethics and Conduct applicable to all employees, officers and directors of the Corporation. Copies of both codes of ethics are filed as exhibits to the Corporation’s Annual report on Form 10-K for the fiscal year ended December 31, 2003 and are available at the Corporation’s website at http://www.refac.com.

COMPENSATION OF EXECUTIVE OFFICERS

The following table presents the aggregate compensation for services in all capacities paid by the Corporation and its subsidiaries in respect of the years ended December 31, 2003, 2002 and 2001 to the Chief Executive Officer and the Corporation’s other executive officers (collectively, the “Named Executives”).

Summary Compensation Table

	Annual Compensation			Securities Underlying Options (#)
Name and Position	Year	Salary	Bonus
Robert L. Tuchman, Chairman President, Chief Executive Officer and General Counsel	2003 2002 2001	$300,000 $300,000 $290,000	$800,000 $18,938 $71,675	25,000 — —

Raymond A. Cardonne, Jr. Vice President, Secretary and Chief Financial Officer	2003 2002 2001	$175,000 $175,000 $175,000	$313,744 — —	15,000 — —

Option/SAR Grants and Exercises in Last Fiscal Year

During 2003, the following Named Executives were issued stock options pursuant to the 2003 Stock Incentive Plan as described below. No other stock options were granted to executive officers during 2003. The Corporation has not granted stock appreciation rights.

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2003	Exercise Price Per Share	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
Robert L. Tuchman	25,000	62.5%	$5.02	11/7/2008	$30,687	$70,256
Raymond A. Cardonne	15,000	37.5%	$5.02	11/7/2008	$18,412	$42,154

The options granted to Messrs. Tuchman and Cardonne have a term of five years with one-third ( 1/3) of the options being fully vested and exercisable on the date of grant; one-third ( 1/3) becoming exercisable on the first anniversary date of the date of grant; and the remaining one-third ( 1/3) becoming exercisable on the second anniversary date. The exercise price is equal to the fair market value of the Common Stock at the date of grant and may be paid in cash or shares of Common Stock.

With respect to the option granted to Mr. Tuchman, if his employment is terminated (i) by him for Good Reason (as defined in his Employment Agreement), (ii) by the Corporation without Cause (as defined in the Employment Agreement), (iii) due to his death or disability, or (iv) on or after the expiration of the term of the Employment Agreement, then the option shall immediately become exercisable as to all shares subject thereto and shall remain exercisable by him (or his heirs, distributees, or legal representatives, as applicable) for the remainder of the term of the option. If his employment is terminated by the Corporation for Cause (as defined in the Employment Agreement) prior to the expiration of the term of the Employment Agreement, then the option shall immediately terminate as to any shares subject thereto and if such employment is terminated for any other reason, then the option shall immediately terminate as to any shares that have not previously become exercisable as of the date of his termination of employment. Any portion of the option that is exercisable as of the date of his termination of employment may be exercised by him for ninety days following the termination of his employment. Upon expiration of such ninety-day period, any unexercised portion of the option shall terminate in full. The provisions in the option granted to Mr. Cardonne are similar except that he does not have the right to terminate his Employment Agreement for Good Reason.

For information about the Corporation’s employment agreements with Messrs. Tuchman and Cardonne, see “Employment Contracts” below.

Fiscal Year-End Option Values

No options were exercised by the Named Executives in 2003. The following table reflects the “In-the-Money Options”, adjusted to reflect the terms of the Merger, held by the Named Executives as of December 31, 2003.

	Number of Securities Underlying Unexercised Options At Fiscal Year-End		Value of Unexercised In-the-Money Options At Fiscal Year-End
Name	Exercisable	Not Exercisable	Exercisable	Not Exercisable
Robert L. Tuchman	38,333	16,666	$85,550	—
Raymond A. Cardonne, Jr.	13,500	10,000	$11,895	—

As a result of the closing of the Merger, each option to acquire the Old Refac Common Stock is now exercisable for the Merger consideration equal to $3.60 in cash and 0.2 shares of the Corporation’s Common

Stock, plus the Payment Right, provided that the Payment Right is not available with respect to options exercised after June 30, 2005. On February 17, 2004, Mr. Tuchman exercised an option to acquire 50,000 shares of Old Refac Common Stock at the exercise price of $2.875 per share, or a total exercise price of $143,750 and received $180,000 in cash plus 10,000 shares of Common Stock.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2003, adjusted to reflect the terms of the Merger, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Corporation are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (c)
Equity compensation plans approved by security holders	196,500	$5.07	350,000
Equity compensation plans not approved by security holders	None	—	None
Total	196,500	$5.07	350,000

Employment Contracts

Tuchman Employment Agreement.    The Corporation is party to an employment contract with Mr. Tuchman (the “Tuchman Employment Agreement”), which became effective upon the completion of the Merger, and, as amended and restated, has a term ending on March 31, 2005. During the term, Mr. Tuchman is entitled to an annual base salary of $300,000. Upon completion of the Merger, Mr. Tuchman received a signing bonus of $800,000 and is entitled to retention payments in the aggregate amount of $500,000 payable in fifteen (15) equal consecutive monthly installments of $33,333 each commencing on January 1, 2004.

In addition to these salary and retention payments, the Tuchman Employment Agreement provides for the payment of incentive compensation based on Mr. Tuchman’s success in the repositioning of the Corporation. Such incentive compensation, if any, is payable when the Payment Amount under the Merger Agreement is determined. At the time of such payment, Mr. Tuchman will be entitled to an aggregate of 16% of “GLDA”. “GLDA” is defined in the employment agreement as the sum of the following:

•	the liquid distributable assets of the Corporation as of June 30, 2005, as calculated under the Merger Agreement, plus

•	the signing bonus, retention and incentive compensation payments paid or payable to Mr. Tuchman and the signing bonus and incentive compensation payments paid or payable to Mr. Cardonne as a result of the Merger, less

•	the sum of $17,843,602.

In the event the contract is terminated for any reason after March 31, 2004, Mr. Tuchman shall remain entitled to receive the incentive compensation.

In addition to the incentive compensation payment, in the event of a qualifying termination, Mr. Tuchman is entitled to receive a lump sum equal to his full salary through March 31, 2005, plus any unpaid retention payments. Mr. Tuchman is also entitled to receive life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2005, except to the extent that he receives similar benefits from a subsequent employer. A qualifying termination is a termination by the

Corporation (or any successor thereto) because of a permanent disability, death or without cause (as each such term is defined in the Tuchman Employment Agreement) or by Mr. Tuchman for good reason (as defined in the Tuchman Employment Agreement).

The Tuchman Employment Agreement provides that Mr. Tuchman will not engage in any competitive activity (as defined in the Tuchman Employment Agreement) during the term of his agreement and that, for a period of two years following the termination of his employment, he will not solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

Under Mr. Tuchman’s prior employment agreement, Mr. Tuchman was granted options to purchase 100,000 shares of Old Refac Common Stock pursuant to the Corporation’s 1990 Stock Option Plan. In 1996, Mr. Tuchman exercised these previously granted options to purchase 100,000 shares of Old Refac Common Stock. In connection with such exercise, the Corporation provided Mr. Tuchman with a loan of $375,000 (which was reduced to $365,000 after Mr. Tuchman paid back $10,000). The note, as modified in March 2002, bears interest at the rate of 6% per annum and is payable in ten (10) equal annual installments commencing on December 31, 2004.

Cardonne Employment Agreement.    The Corporation is also party to an employment contract with Mr. Cardonne (the “Cardonne Employment Agreement”). As amended and restated, Mr. Cardonne’s current employment agreement became effective upon the completion of the Merger, and has a term ending on March 31, 2005. During the term, Mr. Cardonne is entitled to an annual base salary of $175,000. Upon completion of the Merger, Mr. Cardonne received a signing bonus of $313,744.

In addition, the Cardonne Employment Agreement provides for the payment of incentive compensation based on Mr. Cardonne’s success in the repositioning of the Corporation. Such incentive compensation is payable when the Payment Amount is determined. At the time of such payment, Mr. Cardonne will be entitled to an aggregate of 4% of GLDA, which is determined in the same manner as the Tuchman Employment Agreement (described above).

In the event the contract is terminated for any reason after March 31, 2004, Mr. Cardonne shall remain entitled to receive the incentive compensation.

In addition to the incentive compensation payments described above, if the Corporation terminates Mr. Cardonne’s employment for any reason other than because of a permanent disability, death or for cause, Mr. Cardonne is entitled to receive a lump sum equal to his full salary through March 31, 2005. Mr. Cardonne is also entitled to receive life, health and similar benefits (other than incentives such as stock options) to which he would otherwise have been entitled through March 31, 2005, except to the extent that he receives similar benefits from a subsequent employer.

The Cardonne Employment Agreement provides that Mr. Cardonne will not engage in any competitive activity (as defined in the Cardonne Employment Agreement) during the term of his agreement and that, for a period of two years following his termination of employment, he will not solicit the business of any client or prospective client of the Corporation or the employment of any present or future employee of the Corporation.

Compensation Committee Report On Executive Compensation

Until the closing of the Merger, the Compensation Committee of the Board (the “Committee”) was comprised of Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Since the closing of the Merger, the Committee has consisted of Jeffrey D. Serkes, Clark A. Johnson and Mark S. Hoffman. While this Committee administered and decided upon executive compensation, stock option and benefit plans and grants under such plans, the Corporation’s overall compensation strategy, including a determination of compensation paid to the Chief Executive Officer of the Corporation, Robert L. Tuchman, and the Vice President and Chief Financial Officer, Raymond A. Cardonne, Jr., was ratified by the entire Board.

Objectives

The Committee’s primary objective is to retain the most highly qualified executive officers and to ensure that their compensation structure aligns their interests with those of the stockholders of the Corporation. Mr. Tuchman and Mr. Cardonne were the only key executives for whom the Committee was responsible for administering compensation in 2003.

In March 2002, the Corporation announced that it would reposition itself for sale or liquidation. The Committee determined to recommend to the Board that Mr. Tuchman’s contract be amended and that the Corporation enter into a new employment agreement with Mr. Cardonne, whereby such officers would receive incentive bonuses based upon the value of assets available to be distributed to stockholders upon such sale or liquidation. The Committee believed that such incentive compensation would (i) maintain continuity of Refac’s management while exploring a sale of the Corporation’s assets and (ii) align management’s interests with the other stockholders of the Corporation by providing them with incentives for completing the sale. Both employment agreements were amended concurrently with the signing of the Merger Agreement and the January 23, 2003 amendment thereto to make certain technical corrections and restructure the nature and timing of certain payments under the prior agreement to provide Messrs. Tuchman and Cardonne with further incentives to continue their efforts to complete the liquidation following the Merger. On November 7, 2003, both agreements were amended to extend the term by one year to March 31, 2005.

Employment Agreements

The Corporation has employment agreements with Mr. Tuchman and Mr. Cardonne. The Committee has considered the advisability of using employment agreements and has determined that their use is in the best interest of the Corporation because it facilitates the Corporation’s ability to retain the services of highly qualified executive officers. The Committee has observed that the use of employment agreements by the Corporation has provided stability with respect to the leadership of the Corporation’s executive officers, and the Committee has determined that the practice of using employment agreements to retain the services of its senior executive officers should continue during the period that it was completing it repositioning and pursuing its acquisition strategy. Each executive officer’s employment agreement separately reflects the terms that the Committee felt were necessary and appropriate to retain the services of such officer.

Components of Executive Compensation

The Corporation’s executive compensation program consists of cash and equity compensation components.

Cash Compensation

Cash compensation is comprised of base salaries, signing bonuses, retention payments and cash incentive bonuses. Cash compensation levels for Messrs. Tuchman and Cardonne are subject to the provisions of their respective employment agreements with the Corporation. The terms and conditions of these employment agreements are discussed in detail above under “Employment Agreements”.

The Corporation offers Messrs. Tuchman and Cardonne an opportunity to earn additional cash compensation in the form of incentive compensation based upon the amount of liquid distributable assets (as defined in the Merger Agreement) as of June 30, 2005.

Equity Compensation

On November 7, 2003, the Company granted Messrs. Tuchman and Cardonne stock options under its 2003 Stock Incentive Plan to acquire 25,000 and 15,000 shares of common stock, respectively. The terms and conditions of these option agreements are discussed in detail above under “Option/SAR Grants and Exercises in Last Fiscal Year”. In addition, options to acquire 37,500 and 11,750 shares of Old Refac Common Stock held by Messrs. Tuchman and Cardonne, respectively, became fully vested and exercisable upon the announcement of the Merger Agreement in August 2002.

Chief Executive Officer Compensation

Mr. Tuchman has served as Chief Executive Officer of the Corporation since January 6, 1997. Mr. Tuchman’s compensation is governed by the terms of an employment contract between Mr. Tuchman and the Corporation, entered into at the time he joined the Corporation in 1991. The contract was amended in each of 1994, 1996, 1999 and in March 2002, August 2002, November 2002, January 2003 and November 2003. In addition to salary payments, the Board may, in its sole discretion, determine that the Corporation should pay Mr. Tuchman an annual bonus. Bonuses that were paid to Mr. Tuchman in the three most recent completed fiscal years are disclosed above in the bonus column of the Summary Compensation Table.

Deductibility of Compensation

Section 162(m) of the Code generally limits to $1,000,000 the Corporation’s federal income tax deduction for compensation paid in any year to each of its Chief Executive Officer and the four other most highest paid executive officers, to the extent such compensation is not “performance-based” within the meaning of Section 162(m). The Committee will, in general, seek to qualify compensation paid to its executive officers for deductibility under Section 162(m), although the Committee believes it is appropriate to retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee’s judgment, it is in the Corporation’s best interest to do so.

The Compensation Committee of the Board
Jeffrey D. Serkes, Chair
Clark A. Johnson
Mark S. Hoffman

Compensation Committee Interlocks and Insider Participation

Until the closing of the Merger on February 28, 2003, the Compensation Committee was comprised of Neil R. Austrian, Mark N. Kaplan and Ira T. Wender. Mr. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP which has provided legal services to the Corporation since 1982. Since the closing of the Merger, the compensation Committee has consisted of Jeffrey D. Serkes, Clark A. Johnson and Mark S. Hoffman. During their service as members of the Board in 2003, none of the current Committee members received any compensation from the Corporation other than their fees as directors of the Corporation.

Comparison of Five-Year Cumulative Total Stockholder Return

The following graph provides information on the cumulative total return, assuming reinvestment of dividends, for the period commencing December 31, 1998 and ending December 31, 2003, of the Corporation’s Common Stock as compared to the American Stock Exchange Index and a published industry index, referred to below as the “Industry Index,” which includes companies in Standard Industrial Classification Code 6794 (Patent Owners and Lessors), which is the Corporation’s primary SIC reporting code.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG REFAC,

AMEX MARKET INDEX AND SIC CODE INDEX

ASSUMES $100 INVESTED ON JAN. 01, 1999

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING DEC. 31, 2003

	Year Ended December 31,
	1998	1999	2000	2001	2002	2003
Refac	100.00	55.65	32.18	35.48	53.84	63.60
Industry Index (SIC Code 6794)	100.00	60.17	20.94	53.24	56.80	64.07
American Stock Exchange Index	100.00	124.67	123.14	117.47	112.78	153.50

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mark N. Kaplan is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, which has provided legal services to the Corporation since 1982.

PCM on behalf of itself and/or its portfolio companies requests, from time to time, that the Corporation provide certain consulting services. In consideration for these services, PCM pays the Corporation a basic monthly retainer of $5,000, subject to quarterly adjustment, by mutual agreement, at the end of each calendar quarter to reflect the services rendered during such quarter. Either party has the right to terminate this agreement at any time without any prior notice. Under this arrangement, PCM has paid the Corporation $30,000 with respect to services rendered during 2003.

The Corporation has agreed to provide consulting services directly to Neurologix, Inc., a public company in which PCM beneficially owns approximately 30% of the outstanding capital stock at a basic monthly retainer of $5,000. Either party has the right to terminate this agreement at any time without any prior notice.

Other related party transactions include management indebtedness (see “Employment Contracts”), a subleasing arrangement with Palisade Capital Securities, LLC (“PCS”), an affiliate of Palisade and PCM, under which it is occupying approximately 1,185 gross rentable square feet and maintenance of brokerage accounts at PCS for the Corporation’s marketable securities (principally, treasury notes being held to maturity).

Except as otherwise provided in this proxy statement, since January 1, 2003, there has not been at any time any relationship or related transaction which the Corporation would be required to disclose under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The Board has an Audit Committee comprised of three directors. All members of the Audit Committee currently meet the independence and qualification standards for audit committee membership set forth in the listing standards of the American Stock Exchange.

The Audit Committee oversees the Corporation’s financial process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the 2003 Annual Report on Form 10-K with management and the auditors including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board adopted a written charter of the Audit Committee on May 12, 2000 which is reviewed annually and pursuant thereto was amended on March 26, 2003 and March 22, 2004. A copy of the amended charter is attached hereto as Exhibit “A” hereto.

The Corporation’s management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Grant Thornton LLP, are responsible for performing an independent audit of the consolidated financial statements which are prepared in accordance with generally accepted accounting principles.

In performing its oversight function, the committee reviewed with the Corporation’s independent auditors such auditors’ judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards Nos. 61 and 90. In addition, the committee has discussed with the independent auditors the auditors’ independence from management and the Corporation and received the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

The Committee discussed with the Corporation’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee set forth below and in its charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also approved the selection of the Corporation’s independent auditors for the fiscal year ended December 31, 2003.

It should be noted that although the members of the Audit Committee are financially sophisticated they are not professionally engaged in the practice of auditing or accounting, are not employed by the Corporation for accounting, financial management or internal control purposes and are not experts in the fields of accounting or auditing, including the determination of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Grant Thornton LLP is in fact “independent.”

The Audit Committee of the Board

Jeffrey D. Serkes, Chair

Mark N. Kaplan

Melvin Meskin

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP served as the independent public accountants for the Corporation for the fiscal year ended December 31, 2003. Grant Thornton LLP does not have any direct or indirect financial interest in the Corporation in any capacity other than that of independent public accountants. A representative of the firm will be present at the meeting to answer questions by stockholders concerning the accounts of the Corporation and will have the opportunity to make a statement, if such representative desires to do so.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Corporation for the fiscal years ended December 31, 2003 and 2002 by the Corporation’s principal accounting firm, Grant Thornton LLP. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Description	2003	2002
Audit fees	$113,000	$150,000
Audit related fees	—	—
Tax fees	133,000	72,000
All other fees	—	—

Total	$246,000	$222,000

Audit Fees.    In Fiscal 2002 and 2003, these services consists of fees billed for professional services rendered for the audit of our financial statements, review of the interim financial statements included in quarterly reports and review of the Corporation’s merger proxy statement. In 2002, these services include accounting consultations in connection with discontinued operations and consultations concerning financial accounting and reporting standards such as FAS 141/142. Additionally, in 2003, these services included accounting research on director stock options and review of the Corporation’s registration statement for its stock incentive plans.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various tax returns, a tax study of the Corporation’s tax basis in Refac International, Ltd., a former subsidiary, and advice on other tax-related matters.

SEC rules effective May 6, 2003 require all audit and non-audit engagements provided by our independent auditor, Grant Thornton LLP, be approved by the Company’s Audit Committee or be entered into pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee has considered such non-audit fees, and has determined that such fees are compatible with maintaining Grant Thornton LLP’s independence.

In August 2003, the audit committee adopted a pre-approval policy that granted the Chairman of the Audit Committee the sole authority to approve up to $10,000 in non-budgeted services. All other services must be approved by the Audit Committee. None of the services provided by the independent auditors was provided pursuant to the de minimus exception to the pre-approval requirements contained in the SEC’s rules.

OTHER MATTERS

The Board of the Corporation does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

Proposals of stockholders intended to be presented, pursuant to Rule 14a-8 under the Exchange Act, at the 2005 Annual Meeting of Stockholders of the Corporation, which is currently scheduled to be held on May 7, 2005, must be received by the Corporation at the Corporation’s principal executive offices by December 6, 2004 if they are to be included in the Corporation’s proxy statement and proxy relating to such meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on its review of Forms 3, 4 and 5 filed under Section 16(a) of the Securities Exchange Act of 1934, as amended, and amendments thereto, the Corporation believes that during fiscal 2003, all Section 16(a) filing requirements applicable to its officers, directors and other principal stockholders of the Corporation were complied with.

SOLICITATION OF PROXIES

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Corporation may solicit proxies personally and by telephone and telegraph.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

The Board has adopted a written policy on stockholder and interested party communications with directors, a copy of which is available on the Corporation’s corporate website at http://www.refac.com.

Under the policy, stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation’s secretary at One Bridge Plaza, Suite 605, Fort Lee, New Jersey, 07024.

All communications received as set forth in the preceding paragraph will be directed to our General Counsel (who is currently a director and the Corporation’s Chief Executive Officer) for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may inspect information that the Corporation files with the American Stock Exchange at the offices of the American Stock Exchange located at 86 Trinity Place, New York, New York 10006. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. The Corporation’s Annual Report on form 10-K for the year ended December 31, 2003 is incorporated by reference into this Proxy Statement and is deemed to be a part of this Proxy Statement, except for any information superseded by information contained directly in this Proxy Statement. A copy of such report is being mailed to the Corporation’s stockholders with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement.

Our stockholders may obtain the above-mentioned documents, without charge, by requesting them in writing or by telephone from the Corporation by writing to: Refac, One Bridge Plaza, Suite 605, Fort Lee, New Jersey 07024.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

BY ORDER OF THE BOARD OF DIRECTORS

RAYMOND A. CARDONNE, JR.

Secretary

April 5, 2004

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF REFAC

AS AMENDED BY THE BOARD ON MARCH 22, 2004

PURPOSE OF THE COMMITTEE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Refac (“the Corporation”) is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Corporation and its subsidiaries (if any), including, without limitation, (a) assisting the Board’s oversight of (i) the integrity of the Corporation’s financial statements, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Corporation’s Independent Auditors (as defined below), and (iv) the performance of the Corporation’s Independent Auditors and the Corporation’s internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement.

COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee, and the composition of the Committee as a whole shall be determined, pursuant to the requirements of (i) the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, in each case, as amended (collectively, the “Exchange Act”), and (ii) the American Stock Exchange (the “AMEX”), including, but not limited to, the following:

(1)	Each member of the Committee shall be affirmatively determined, in the business judgment of the Board, to qualify as an “independent director” as (i) defined by the guidelines established by the AMEX and (ii) required by the Exchange Act;

(2)	Each member of the Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee;

(3)	At all times, at least one member of the Committee shall (i) have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial literacy, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and (ii) be an “audit committee financial expert” as defined in the Exchange Act; and

(4)	No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation’s annual proxy statement.

MEETINGS OF THE COMMITTEE

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at the meeting of the Committee at which a quorum is present. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary; however, it will meet privately with the Corporation’s Independent Auditors (as defined below) at least once per year. The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board, other than the private sessions.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following duties and responsibilities are within the authority of the Committee and the Committee shall, consistent with and subject to applicable law and rules and regulations promulgated by the SEC, the AMEX, or any other applicable regulatory authority:

(1)	Appoint, retain, replace and terminate, in its sole discretion (subject, if applicable, to stockholder approval) any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and each such registered public accounting firm must report directly to the Committee (the registered public accounting firm engaged for the purpose of preparing or issuing an audit report for inclusion in the Corporation’s Annual Report on Form 10-K is referred to herein as the “Independent Auditors”);

(2)	Review and, in its sole discretion, approve in advance the Independent Auditors’ annual engagement letter, including the proposed fees and terms contained therein;

(3)	Review and, in its sole discretion, approve in advance all non-audit engagements of the Independent Auditors not meeting the waiver exemption;

(4)	Request funding from the Corporation, which funding the Corporation shall provide, for the purposes of compensating the Independent Auditor or retaining any independent counsel or other advisors that the Committee deems necessary to advise it in carrying out its duties;

(5)	Review the performance of the Corporation’s Independent Auditors, including the lead partner and reviewing partner of the Independent Auditors, and, in its sole discretion, make decisions regarding the replacement or termination of the Independent Auditors when circumstances warrant;

(6)	Obtain at least annually from the Corporation’s Independent Auditors and review a report describing:

(i)	the Independent Auditors’ internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditors, and any steps taken to deal with any such issues; and

(iii)	all relationships between the Independent Auditors and the Corporation (including a description of each category of services provided by the Independent Auditors to the Corporation and a list of the fees billed for each such category);

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner [and the reviewing partner] of the Independent Auditors, and its views on whether there should be a regular rotation of the Independent Auditors, to the Board.

(7)	Oversee the independence of the Independent Auditors by, among other things:

(i)	requiring the Independent Auditors to deliver to the Committee, on a periodic basis, a formal written statement delineating all relationships between the Independent Auditors and the Corporation; and

(ii)	actively engaging in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditors and taking any appropriate action to satisfy itself of the independence of the Independent Auditors;

(8)	Instruct the Independent Auditors that (i) they must report directly to the Committee, (ii) they are ultimately accountable to the Committee and the Board, as representatives of the Corporation’s stockholders and (iii) the Committee is directly responsible (subject, if applicable, to stockholder approval) for the appointment, retention, replacement and termination of the Independent Auditors;

(9)	Review with the Independent Auditors any information furnished by the Independent Auditors pursuant to Section 10A of the Exchange Act, including, without limitation, such information relating to any illegal acts that have or may have occurred, all critical accounting policies to be used in the conduct of the audit and all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) discussed with management or considered in connection with the audit, the ramifications of the use of such alternative treatments, and the independent auditors views concerning such alternative treatments;

(10)	Review the audit plan and scope of any audit or review with the Independent Auditors;

(11)	Review with management and the Independent Auditors at the completion of the Independent Auditors’ audit or review services:

(i)	the Corporation’s annual financial statements and related footnotes to be included in the Corporation’s Annual Report on Form 10-K, prior to its filing with the SEC or other publication, including the Corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

(ii)	the Independent Auditors’ review of the year-end earnings release;

(iii)	the Independent Auditors’ audit of the annual financial statements and their report thereto;

(iv)	the Corporation’s quarterly reports on Form l0-Q, prior to their filing with the SEC or other publication;

(v)	the Independent Auditors’ review of the quarterly earnings releases;

(vi)	any significant changes in the Independent Auditors’ audit plan;

(vii)	any difficulties or disputes with management encountered during the course of the audit;

(viii)	major issues regarding accounting principles and financial statements presentations, including any significant changes in the Corporation’s selection or application of accounting principles;

(ix)	any analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on the Corporation’s financial statements;

(x)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and

(xi)	other matters, if any, related to the conduct of the audit or review which are to be communicated to the Committee;

(12)	Review and discuss with management and the Independent Auditors:

(i)	any material financial or non-financial arrangements of the Corporation which do not appear on the financial statements of the Corporation; and

(ii)	any transactions or courses of dealing with parties related to the Corporation which transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangements or transactions are relevant to an understanding of the Corporation’s financial statements;

(13)	Review on a regular basis with the Corporation’s Independent Auditors any problems or difficulties encountered by the Independent Auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the Independent Auditor’s activities or on access to requested information, and any significant disagreements with management;

(14)	Discuss with the Corporation’s Independent Auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accounts, including any amendments or supplements thereto (“SAS 61”);

(15)	Attempt to resolve any difficulties, disputes or disagreements between the Independent Auditors and management regarding financial reporting;

(16)	Review:

(i)	the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures on a regular basis through inquiry and discussions with the Corporation’s Independent Auditors and management;

(ii)	any yearly report prepared by management, and attested to by the Corporation’s Independent Auditors, assessing the effectiveness of the Corporation’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Corporation’s Annual Report on Form 10-K; and

(iii)	the Committee’s level of involvement and interaction with the Corporation’s internal audit activities, including the Committee’s line of authority and role in appointing and compensating any employees engaged in the internal audit function;

(17)	Review with the chief executive officer, chief financial officer and Independent Auditors, periodically, the following:

(i)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting;

(18)	Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation, assess and manage the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(19)	Review with management the progress and results of any and all internal audit projects, and, when deemed necessary or appropriate by the Committee, direct the Corporation’s chief executive officer to assign additional internal audit projects to the Corporation’s staff;

(20)	Review with management the Corporation’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

(21)	Receive periodic reports from the Corporation’s Independent Auditors and management to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

(22)	Review and discuss with the Independent Auditors the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation’s Independent Auditors and, based on such review and discussions and on such other considerations as it determines appropriate, recommend to the Board whether the Corporation’s financial statements should be included in the Annual Report on Form 10-K;

(23)	Review the type and presentation of information to be included in the Corporation’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

(24)	Establish clear hiring policies by the Corporation for employees or former employees of the Corporation’s Independent Auditors;

(25)	Meet periodically with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including (i) any matters that may have a material impact on the financial statements of the Corporation and (ii) any matters involving potential or ongoing material violations of law or breaches of fiduciary duty by the Corporation or any of its directors, officers, employees or agents or breaches of fiduciary duty to the Corporation;

(26)	Review the Corporation’s policies relating to the ethical handling of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation’s Independent Auditors;

(27)	Review and approve in advance any services provided by the Corporation’s Independent Auditors to the Corporation’s executive officers or members of their immediate family;

(28)	Review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Corporation’s senior management to discuss compliance with the Code of Conduct;

(29)	Establish procedures for the receipt, retention and treatment of reports of evidence of a material violation made by attorneys appearing and practicing before the SEC in the representation of the Corporation or its subsidiaries (if any), or reports made by the Corporation’s chief executive officer or general counsel in relation thereto;

(30)	Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

(31)	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(32)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Independent Auditors, the Corporation’s internal auditors, if any, and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

(33)	Review and reassess annually the Committee’s charter;

(34)	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement;

(35)	Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s Independent Auditors, or the performance of the internal audit function; and

(36)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee deems necessary or appropriate.

EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. The evaluation shall address all matters that the Committee considers relevant to its performance, including a review and assessment of the adequacy of this Charter, and shall be conducted in such manner as the Committee deems appropriate.

The Committee shall deliver to the Board a report, which may be oral, setting forth the results of its evaluation, including any recommended amendments to this Charter.

INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Corporation’s expense, such independent counsel or other consultants or advisers as it deems necessary.

***

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for preparing or certifying the financial statements, for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information and (ii) the accuracy of the financial and other information provided to the Committee, in either instance absent actual knowledge to the contrary.

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Exchange Act, the rules and guidelines of the AMEX or Delaware law, which collectively shall continue to set the legal standard for the conduct of the members of the Committee.

ANNUAL MEETING OF STOCKHOLDERS OF

May 7, 2004

10:00 a.m.

Montammy Golf Club

Route 9W & Montammy Drive

Alpine, New Jersey 07620

Please date, sign and mail

your proxy card in the envelope

provided as soon as possible.

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL (1) BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

(1)  Election of three Class 2 Directors

☐	FOR ALL NOMINEES	NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o Eugene K. Bolton o Mark S. Newman o Robert L. Tuchman
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

(2)  For the transaction of such other business as may properly come before the meeting and at any adjustment or adjournments thereof.

Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL (1). THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Signature of Stockholder                                                                       Date:

Signature of Stockholder                                                                       Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

REFAC

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 7, 2004

The undersigned, revoking all proxies heretofore given, hereby appoints MELVIN MESKIN, ROBERT L. TUCHMAN and MARK N. KAPLAN, or any of them, with the power of substitution, proxies for the undersigned to vote at the Annual Meeting of Stockholders of Refac (the “Corporation”) to be held at Montammy Golf Club, Route 9W & Montammy Drive, Alpine, New Jersey 07620 on Friday, May 7, 2004, at 10:00 a.m., Eastern time and at any adjournments thereof, according to the votes the undersigned might cast with all the powers the undersigned would possess if personally present, for the following proposal proposed by management of the Corporation.

(Continued and to be signed on the reverse side)